UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2019

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMED	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vickie L. Capps, Molly J. Coye, MD and Teresa L. Kline to the Amedisys, Inc. Board of Directors

On October 17, 2019, the Board of Directors (the “Board”) of Amedisys, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board and by unanimous vote of the Board, increased the size of the Board by three directors to a total of ten directors effective November 1, 2019 (the “Effective Date”), and appointed Vickie L. Capps, Molly J. Coye, MD, and Teresa L. Kline to fill the resulting vacancies, also effective on the Effective Date. There are no arrangements between Ms. Capps, Dr. Coye or Ms. Kline and any other person pursuant to which they were selected to become directors. It is intended that Ms. Capps, Dr. Coye and Ms. Kline will be nominees for election to the Board at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”).

As of the filing date of this Current Report on Form 8-K, the Board has not determined the committee assignments for Ms. Capps, Dr. Coye and Ms. Kline. The Company will provide the foregoing information by filing an amendment to this Current Report on Form 8-K after the information is determined or becomes available.

As a non-employee director, each of Ms. Capps, Dr. Coye and Ms. Kline will receive the Company’s standard non-employee director compensation, as described in the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders, as filed with the United States Securities and Exchange Commission on April 26, 2019, including, subject to the approval of the Compensation Committee, a restricted stock grant effective on the date of approval of the Compensation Committee, of 780 shares of nonvested Company common stock, 100% of which will vest on June 7, 2020, predicated upon each director’s continued service as a non-employee director through the vesting date. In connection with their service on the Board, the Company and each of Ms. Capps, Dr. Coye and Ms. Kline have entered into an Indemnification Agreement, a form of which was previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Ms. Capps, Dr. Coye and Ms. Kline are not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Capps, 58, is currently a member of the Senior Advisory Board of Consonance Capital Partners, a healthcare focused private equity firm, and she serves on the board of directors of its portfolio company, Enclara Pharmacia, a provider of pharmacy services to the hospice industry. She is also a member of the board of directors and the audit committee chair of each of NuVasive, Inc., a public medical device company, Otonomy, Inc., a public biopharmaceutical company, and Synthorx, Inc., a public biotechnology company. Ms. Capps is also a member of the Board of Directors of OmniGuide, Inc., a private medical device company. She previously served as Chief Financial Officer of DJO Global, Inc. from 2002 through 2013 and as a member of the boards of directors of Connecture, Inc. prior to its being taken private by Francisco Partners in April 2018, RF Surgical Systems prior to its acquisition by Medtronic in August 2015 and SenoRx, prior to its acquisition by C. R. Bard, Inc. in July 2010. She is also a member of the board of directors of the San Diego State University Research Foundation. Ms. Capps is a California Certified Public Accountant and was recognized as a CFO of the Year honoree by the San Diego Business Journal in 2009 and 2010.

Dr. Coye, 72, has served as Senior Advisor and Executive in Residence for AVIA, a membership network of healthcare delivery systems that provides strategic and technology selection advice regarding digital health software and devices and is the nation’s leading healthcare innovation network, since 2015. She also served as an Innovation Advisor for Evolent Health from 2018 to 2019. From 2010 to 2015, Dr. Coye was Chief Innovation Officer of the UCLA Health System (comprehensive health care organization). Dr. Coye served on the Board of Directors of Aetna, Inc. from 2005 to 2018, where she was a member of the Executive Committee, the Committee on Investment and Finance, Chair of the Committee on Medical Affairs, and a member of the board of the Aetna Foundation. She previously served as Commissioner of Health for the State of New Jersey, Director of the California State Department of Health Services, and Head of the Division of Public Health Practice at the Johns Hopkins School of Hygiene and Public Health, as chair of the board of PATH and the American Public Health Association, and on the boards of the American Hospital Association, the American Telemedicine Association, The California Endowment, and the China Medical Board.

Ms. Kline, 61, is the retired President and Chief Executive Officer of Health Alliance Plan of Michigan (“HAP”) and Executive Vice President of Henry Ford Health System (“HFHS”) where she led a financial & operational turnaround of HAP. HAP is nonprofit health plan and a subsidiary of HFHS, a nonprofit healthcare provider. Ms. Kline’s 35+ years of experience in healthcare include executive roles at Health Care Service Corporation (Senior Vice President and Chief Health Care Management Officer), HealthSouth (Senior Vice President), CHA Health (Chief Executive Officer), United Health Group (Chief Executive Officer of UHC-GA), OnCare (Senior Vice President) and Aetna Health Plans (Regional Vice President). Ms. Kline currently serves on the boards of directors of Intersect ENT, a medical device and specialty pharma company; SaVida Health, an outpatient opioid use disorder treatment provider; LaunchPoint Ventures, LLC, dba Discovery Health, a health payment integrity company; and Presbyterian Health Plan, Inc., a health insurer. Ms. Kline also serves on the boards of the Grand Canyon Conservancy, the official nonprofit partner of the Grand Canyon National Park, and Kalamazoo College. Previously, Ms. Kline served as the Chairman of two private health care technology companies, Medecision and Availity. Ms. Kline earned her bachelor’s degree from Kalamazoo College in Kalamazoo, Michigan and her Master in Public Health degree from the University of Michigan in Ann Arbor, Michigan.

Retirement of Director and Appointment of New Chairman of the Board and Lead Director

On October 17, 2019, Donald A. Washburn notified the Board that he intends to retire as a director and does not wish to seek re-election at the 2020 Annual Meeting. Accordingly, Mr. Washburn will not be nominated by the Board for election at the 2020 Annual Meeting, and Mr. Washburn’s term as a director will end when his current term expires at the 2020 Annual Meeting. Mr. Washburn’s decision to retire and not to stand for re-election is not the result of any disagreement with management or the Board related to the Company’s operations, policies or practices. Mr. Washburn will continue to serve as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees until the end of his term or until committee assignments are changed.

On October 17, 2019, Mr. Washburn also retired as the Chairman of the Board effective immediately. The Board elected Paul B. Kusserow, the Company’s President and Chief Executive Officer, as the Chairman of the Board on October 17, 2019, effective immediately. Because Mr. Kusserow is an executive officer of the Company, the independent directors of the Board appointed Richard A. Lechleiter, one of the Company’s independent directors, as Lead Director to lead the Board in fulfilling its duties effectively, efficiently and independent of management, in accordance with the Company’s By-Laws and Corporate Governance Guidelines.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2019, the Board approved an amendment (the “Amendment”) to Section 3.4 of the Composite By-Laws of the Company (the “By-Laws”) to provide that the Lead Director shall be appointed by the independent directors and to indicate that the description of the Lead Director’s responsibilities will be set forth in the Company’s Corporate Governance Guidelines, as amended from time to time. Section 3.4 of the By-Laws as in effect prior to the Amendment provided that the Lead Director be appointed by the full Board and set forth a list of responsibilities for the Lead Director.

The Amendment, which is effective as of October 17, 2019, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 7 - REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On October 23, 2019, the Company issued a press release announcing the appointment of Ms. Capps, Dr. Coye and Ms. Kline to the Board, the retirement of Mr. Washburn, the election of Mr. Kusserow as Chairman of the Board and the appointment of Mr. Lechleiter as Lead Director, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment to By-Laws

99.1	Press Release dated October 23, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
President, Chief Executive Officer and Chairman of the Board

DATE: October 23, 2019